Exhibit 99.3

EQT MIDSTREAM PARTNERS, LP

INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction	2

Unaudited Pro Forma Statement of Condensed Consolidated Operations for the three months ended March 31, 2013	4

Unaudited Pro Forma Statement of Condensed Consolidated Operations for the year ended December 31, 2012	5

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2013	6

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	7

EQT MIDSTREAM PARTNERS, LP
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction

The unaudited pro forma condensed consolidated financial statements of EQT Midstream Partners, LP (EQT Midstream Partners or the Company) as of and for the three months ended March 31, 2013 and for the year ended December 31, 2012 are derived from the historical audited and unaudited financial statements of the Company and Sunrise Pipeline, LLC (Sunrise).

On July 15, 2013, the Company, Equitrans, LP (Equitrans), Sunrise, EQT Investments Holdings, LLC and EQT Midstream Services, LLC entered into an Agreement and Plan of Merger (Merger Agreement) pursuant to which Sunrise, a wholly-owned subsidiary of EQT Corporation (EQT), will merge with and into Equitrans, a wholly-owned subsidiary of the Company, subject to the terms of, and upon the satisfaction of certain conditions set forth in, the Merger Agreement, and the independent existence of Sunrise will cease (Sunrise Merger). The Company operates the Sunrise assets under a capital lease agreement with Sunrise (Sunrise Lease) pursuant to which the Company markets the capacity, enters into all agreements for transportation service with customers and operates the Sunrise assets pursuant to the rates, terms and conditions of the Company’s Federal Energy Regulatory Commission-approved tariff.  The Company has been making lease payments to Sunrise since the Sunrise pipeline was placed into service on July 28, 2012 based on the lesser of a payment based on revenues collected less the actual cost to operate the pipeline and a payment based on depreciation expense and pre-tax return on invested capital for the Sunrise assets.  Upon the consummation of the Sunrise Merger, the Sunrise Lease will terminate.

The Company and Sunrise are controlled by a common parent entity, EQT. The contribution of Sunrise to the Company is recorded in these unaudited pro forma condensed consolidated financial statements at EQT’s historical cost as the Sunrise Merger is considered to be a reorganization of entities under common control. Therefore, Sunrise’s assets and liabilities will be recorded by the Company at their historical book values with the balance of the acquisition proceeds recorded as an adjustment to partners’ capital.

The unaudited pro forma statements of condensed consolidated operations for the three months ended March 31, 2013 and for the year ended December 31, 2012, and the unaudited pro forma condensed consolidated balance sheet as of March 31, 2013, are based upon the historical consolidated financial statements of the Company, as presented in the Company’s Form 10-Q for the three months ended March 31, 2013 and the Company’s Form 10-K for the year ended December 31, 2012, and the historical financial statements of Sunrise, as presented in Exhibits 99.1 and 99.2 of this Current Report on Form 8-K. The unaudited pro forma statements of condensed consolidated operations for the three months ended March 31, 2013 and for the year ended December 31, 2012 have been prepared as if the Sunrise acquisition occurred on January 1, 2012. The unaudited pro forma condensed consolidated balance sheet has been prepared as if the Sunrise acquisition occurred on March 31, 2013. The unaudited pro forma condensed consolidated financial statements have been prepared based on the assumption that the Company will continue to be treated as a partnership for U.S. federal and state income tax purposes and therefore will not be subject to U.S. federal and state income taxes. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes accompanying the unaudited pro forma condensed consolidated financial statements and with the historical audited and unaudited financial statements and related notes.

The Company expects to finance its acquisition of Sunrise by issuing common units representing limited partner interests in the Company and borrowings under the Company’s revolving credit facility. The unaudited pro forma condensed consolidated financial statements give pro forma effect to:

•                  the issuance of 10,000,000 common units for the net proceeds of approximately $444 million in cash;

•                  the borrowing of approximately $38 million under the Company’s revolving credit facility;

•                  base consideration to EQT of $540 million which includes the payment of approximately $507 million of cash consideration, the issuance of 489,394 common units for approximately $23 million, and the issuance of 214,069 general partner units for approximately $10 million; and

•                  EQT’s contribution of the Sunrise assets to the Company including the termination of the Sunrise Lease.

In addition to the previously mentioned financing arrangements, Sunrise has entered into a precedent agreement with a third party for 252 BBtu per day of firm transportation capacity from November 1 through March 31 and 62

Bbtu per day of firm transportation capacity from April 1 through October 31 over a twenty-year term.  If a transportation agreement pursuant to this precedent agreement becomes effective on these terms by December 31, 2014, the Company has agreed to make an additional payment of $110 million to EQT as additional deferred consideration for this or any additional transportation agreement that becomes effective from the closing of the Sunrise Merger to December 31, 2014 (the “Deferred Consideration”). The transportation agreement is subject to review by regulatory authorities; therefore, the Company does not consider it probable at this time that it will become effective and thus has not recorded a contingent liability for the Deferred Consideration in its unaudited pro forma condensed consolidated balance sheet as of March 31, 2013.  As the Merger Agreement is considered a reorganization of entities under common control, any additional payment made under this Deferred Consideration structure will be recorded as an additional adjustment to partners’ capital.

The adjustments to the historical audited and unaudited financial statements are based on currently available information and certain estimates and assumptions. Actual effects of these transactions will differ from the pro forma adjustments. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and that the pro forma adjustments are factually supportable, give appropriate effect to the expected impact of the events that are directly attributable to the transactions and reflect those items expected to have a continuing impact on the Company.

The unaudited pro forma condensed consolidated financial statements of the Company have been derived from the historical financial statements of the Company and Sunrise and are qualified in their entirety by reference to such historical financial statements and the related notes contained therein. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results that actually would have occurred if the Company had assumed the operations of Sunrise on the dates indicated or which will be obtained in the future.

EQT MIDSTREAM PARTNERS, LP

UNAUDITED PRO FORMA STATEMENT OF CONDENSED CONSOLIDATED OPERATIONS

THREE MONTHS ENDED MARCH 31, 2013

	EQT Midstream Partners, LP	Sunrise Pipeline, LLC	Pro Forma Adjustments		EQT Midstream Partners, LP Pro Forma
	(Thousands, except per unit amounts)
Revenues:
Operating revenues — affiliate	$34,386	$—	$—		$34,386
Operating revenues — third party	9,979	—	—		9,979
Interest income from capital lease	—	4,450	(4,450	)(a)	—
Total operating revenues	44,365	4,450	(4,450)		44,365
Operating expenses:
Operating and maintenance	6,632	—	—		6,632
Selling, general and administrative	4,248	15	—		4,263
Depreciation and amortization	7,348	—	(3,654	)(b)	5,041
			1,347	(b)
Total operating expenses	18,228	15	(2,307)		15,936
Operating income	26,137	4,435	(2,143)		28,429
Other income, net	297	—	—		297
Interest expense (income), net	4,204	(8)	(3,993	)(a)	382
			179	(j)
Income before income taxes	22,230	4,443	1,671		28,344
Income tax expense	—	1,733	(1,733	)(c)	—
Net income	$22,230	$2,710	$3,404		$28,344
General partner interest in net income	(444)				(567)
Limited partner interest in net income	$21,786				$27,777
Net income per limited partner unit — basic	$0.63				$0.61
Net income per limited partner unit — diluted	$0.63				$0.61
Weighted-average limited partner units outstanding - basic	34,679		10,000	(f)	45,168
			489	(k)
Weighted-average limited partner units outstanding - diluted	34,768		10,000	(f)	45,257
			489	(k)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

EQT MIDSTREAM PARTNERS, LP

UNAUDITED PRO FORMA STATEMENT OF CONDENSED CONSOLIDATED OPERATIONS

YEAR ENDED DECEMBER 31, 2012

	EQT Midstream Partners, LP	Sunrise Pipeline, LLC	Pro Forma Adjustments		EQT Midstream Partners, LP Pro Forma
	(Thousands, except per unit amounts)
Revenues:
Operating revenues — affiliate	$106,180	$—	$—		$106,180
Operating revenues — third party	30,730	—	—		30,730
Interest income from capital lease	—	6,881	(6,881	)(a)	—
Total operating revenues	136,910	6,881	(6,881)		136,910
Operating expenses:
Operating and maintenance	29,405	—	—		29,405
Selling, general and administrative	16,575	39	—		16,614
Depreciation and amortization	20,239	—	(7,147	)(b)	15,740
			2,648	(b)
Total operating expenses	66,219	39	(4,499)		61,759
Operating income	70,691	6,842	(2,382)		75,151
Other income, net	7,701	897	(370	)(d)	8,228
Interest expense (income), net	9,955	(253)	(6,881	)(a)	3,414
			716	(j)
			(123	)(d)
Income before income taxes	68,437	7,992	3,536		79,965
Income tax expense	13,131	4,039	(4,039	)(c)	13,131
Net income	$55,306	$3,953	$7,575		$66,834
Net income attributable to predecessor operations	(23,246)				(23,246)
General partner interest in net income	(640)				(872)
Limited partner interest in net income	$31,420				$42,716
Net income per limited partner unit — basic	$0.91				$0.95
Net income per limited partner unit — diluted	$0.90				$0.94
Weighted-average limited partner units outstanding - basic	34,679		10,000	(f)	45,168
			489	(k)
Weighted-average limited partner units outstanding - diluted	34,734		10,000	(f)	45,223
			489	(k)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

EQT MIDSTREAM PARTNERS, LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

MARCH 31, 2013

	EQT Midstream Partners, LP	Sunrise Pipeline, LLC	Pro Forma Adjustments — IC Eliminations		Pro Forma Adjustments - Other		EQT Midstream Partners, LP Pro Forma
	(Thousands)
ASSETS
Cash and cash equivalents	$26,052	$40,934	$(40,934	)(e)	$462,000	(f)	$—
					(16,262	)(g)
					(2,000	)(h)
					37,710	(i)
					(507,500	)(k)
Accounts receivable, net	4,499	—	—		—		4,499
Accounts receivable — affiliate	12,166	—	—		—		12,166
Due from related party	1,105	—	—		—		1,105
Lease receivable — current	—	10,107	(10,107	)(a)	—		—
Other current assets	804	—	—		—		804
Net property plant & equipment	651,466	—	5,340	(a)	—		663,612
			10,801	(b)
			(3,995	)(b)
Regulatory assets	17,023	579	(239	)(d)	—		17,363
Lease receivable	—	208,823	(208,823	)(a)	—		—
Other assets	1,731	—	—		—		1,731
TOTAL ASSETS	$714,846	$260,443	$(247,957)		$(26,052)		$701,280

LIABILITIES AND CAPITAL
Accounts payable	$5,123	$14,732	$—		$—		$19,855
Due to related parties	8,325	2,741	345	(a)	—		8,325
			(3,086	)(c)
Lease obligation — current	10,401	—	(10,401	)(a)	—		—
Accrued liabilities	4,302	—	(1,325	)(a)	—		2,977
Short-term borrowings	—	—	—		37,710	(i)	37,710
Lease obligation	201,752	—	(201,752	)(a)	—		—
Deferred income taxes	—	40,567	(40,567	)(c)	—		—
Unrecognized tax benefits	—	1,920	(1,920	)(c)	—		—
Other long-term liabilities	2,428	—	—		—		2,428
Common unitholders	315,856	—	(224	)(a)	462,000	(f)	731,932
			3,335	(b)	(16,262	)(g)
			(117	)(d)	(2,000	)(h)
					22,610	(k)
					(53,266	)(k)
Subordinated unitholders	153,221	—	(224	)(a)	(267,397	)(k)	(111,182)
			3,335	(b)
			(117	)(d)
General partner interest	13,438	—	(9	)(a)	9,890	(k)	9,235
			136	(b)	(14,215	)(k)
			(5	)(d)
Parent net equity	—	200,483	45,573	(c)	(205,122	)(k)	—
			(40,934	)(e)
TOTAL LIABILITIES AND CAPITAL	$714,846	$260,443	$(247,957)		$(26,052)		$701,280

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

EQT MIDSTREAM PARTNERS, LP

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.              Basis of Presentation

The unaudited pro forma condensed consolidated financial statements are based upon the historical consolidated financial statements of EQT Midstream Partners and the historical financial statements of Sunrise. The pro forma adjustments have been prepared as if the acquisition of Sunrise and certain related transactions occurred on January 1, 2012 in the case of the unaudited pro forma statements of condensed consolidated operations for the three months ended March 31, 2013 and for the year ended December 31, 2012 and March 31, 2013 in the case of the unaudited pro forma condensed consolidated balance sheet. The contribution of Sunrise to the Company was recorded at EQT’s historical cost as these transactions are considered to be a reorganization of entities under common control.

2.              Pro Forma Adjustments and Assumptions

The adjustments are based on currently available information and certain estimates and assumptions and therefore the actual effects of these transactions will differ from the pro forma adjustments. A general description of these transactions and adjustments are provided as follows:

(a)         The elimination of the capital lease between Equitrans and Sunrise which includes:

•                  The Sunrise net lease receivable of $219.3 million which is included in lease receivable - current, lease receivable and due to related parties in the unaudited balance sheet of Sunrise as of March 31, 2013. Included in the net lease receivable were additional closeout construction costs of $5.3 million which were recorded as construction work in progress on Sunrise prior to its inclusion in the lease asset and obligation of the Company.

•                  The lease obligation of the Company of $213.5 million which is included in the lease obligation – current, accrued liabilities and lease obligation in the unaudited condensed consolidated balance sheet of the Company as of March 31, 2013.

•                  The remaining difference between the net lease receivable and lease obligation of $0.5 million is an adjustment to equity for the difference between interest income from capital lease recorded by Sunrise and interest expense recorded by the Company for the three months ended March 31, 2013.

•                  Interest income from capital lease of $4.5 million and $6.9 million and interest expense of $4.0 million and $6.9 million for the three months ended March 31, 2013 and for the year ended December 31, 2012, respectively.

(b)         The adjustments to depreciation expense on the Sunrise pipeline are to eliminate depreciation expense of $3.7 million and $7.1 million which was recorded based on the lease term of 15 years and to record depreciation expense of $1.3 million and $2.6 million based on its useful book life of 40 years for the three months ended March 31, 2013 and for the year ended December 31, 2012, respectively. The balance sheet adjustments as of March 31, 2013 are for the cumulative impact of these adjustments. For the Company, the leased asset was depreciated over the lease term of 15 years. As the Sunrise Merger is considered to be a reorganization of entities under common control, this adjustment reflects the depreciation of the Sunrise pipeline at its 40-year useful life.

(c)          The elimination of the impact of federal and state income taxes of Sunrise as the Company is a non-taxable entity. As of March 31, 2013, $3.1 million adjustment to due to related parties eliminates the income tax payable to EQT, $1.9 million adjustment eliminates the unrecognized tax benefits and $40.6 million eliminates the deferred income taxes. Income tax expense of $1.7 million and $4.0 million are eliminated for the three months ended March 31, 2013 and for the year ended December 31, 2012, respectively. Income tax expense recorded prior to the Company’s initial public offering on July 2, 2012 has not been eliminated.

(d)        The adjustment of AFUDC applicable to equity funds of $0.4 million and AFUDC applicable to interest costs of $0.1 million for the year ended December 31, 2012 on Sunrise relating to the June 2012 ownership transfer to EQT. Additionally, the elimination of the corresponding regulatory asset of $0.2 million as of March 31, 2013.

(e)          Assignment of cash to EQT Investments Holdings, LLC in accordance with the Merger Agreement which was eliminated through parent net equity.

(f)           The gross proceeds of approximately $462 million from the issuance and sale of 10,000,000 common units at an offering price of $46.20 per unit. If the underwriters were to exercise their option to purchase additional common units in full, gross proceeds to the Company would be approximately $531 million.

(g)          The payment of estimated underwriting discounts and commissions and structuring fees.

(h)         The payment of estimated offering expenses.

(i)             The borrowing of approximately $38 million under the Company’s revolving credit facility.

(j)            The interest expense on approximately $38 million in borrowings under the revolving credit facility as though the borrowing occurred on January 1, 2012. Interest is calculated at an estimated annual interest rate of 1.9%. A one-eighth percentage point change in the interest rate would change pro forma interest expense by less than $0.1 million for the three months ended March 31, 2013 and for the year ended December 31, 2012.

(k)         The aggregate base consideration to EQT is as follows (amounts in millions):

Cash consideration	$507
Issuance of common units (1)	$23
Issuance of general partner units (2)	$10
Total base consideration	$540

The pro forma elimination/transaction adjustments associated with the aggregate consideration are (amounts in millions):

Pro forma historical net equity of Sunrise	$205
Adjustments for purchase of assets under common control:
Common (3)	$53
Subordinated (3)	$268
General partner (3)	$14
Total	$540

In addition, the Company may make an additional payment of approximately $110 million to EQT as Deferred Consideration for the Sunrise Merger, as described above. The Company has not recorded a contingent liability to EQT for Deferred Consideration in its unaudited pro forma condensed consolidated balance sheet as of March 31, 2013 and will not do so until the Company makes satisfactory progress in the regulatory process related to the third party precedent agreement described in more detail in the introduction to these unaudited pro forma condensed consolidated financial statements or until the Company enters into additional third party transportation agreements related to the Sunrise assets. As the Merger Agreement is considered a reorganization of entities under common control, any additional payment made under this Deferred Consideration structure will be recorded as an additional adjustment to partners’ capital.

(1)         The issuance of 489,394 common units to EQT at a cost of $46.20 per unit is approximately $23 million.

(2)         The issuance of 214,069 general partner units to EQT at a cost of $46.20 per unit is approximately $10 million to maintain the general partner’s 2% ownership interest.

(3)         Under common control accounting, the excess of cash consideration paid over the historical net book value of assets acquired and liabilities assumed is recorded as a decrease to partners’ capital.

3.             Pro Forma Net Income per Limited Partner Unit

Pro forma net income per limited partner unit is determined by dividing the pro forma net income that would have been allocated, in accordance with the net income and loss allocation provisions of the partnership agreement, to the common and subordinated unitholders under the two-class method, after deducting the general partner’s interest of 2% in the pro forma net income, by the number of common and subordinated units expected to be outstanding at the closing of the transactions described above in Note 2, assuming the common units issued in connection with those transactions were outstanding since January 1, 2012.

Securities that meet the definition of a participating security are required to be considered for inclusion in the computation of basic earnings per limited partner unit using the two-class method. Under the two-class method, earnings per limited partner unit is calculated as if all of the earnings for the period were distributed under the terms of the partnership agreement, regardless of whether the general partner has discretion over the amount of distributions to be made in any particular period, whether those earnings would actually be distributed during a particular period from an economic or practical perspective, or whether the general partner has other legal or contractual limitations on its ability to pay distributions that would prevent it from distributing all of the earnings for a particular period.

Pursuant to the partnership agreement, to the extent that the quarterly distributions exceed certain targets, the general partner is entitled to receive certain incentive distributions that will result in more net income proportionately being allocated to the general partner than to the holders of common and subordinated units. The pro forma net income per limited partner unit calculations assumes that no incentive distributions were made to the general partner.